FIRST AMENDMENT TO LEASE AGREEMENT BETWEEN
                       RECKSON OPERATING PARTNERSHIP, LP,
                                    AS OWNER,
                                       AND
                          ADVANCED HEALTH CORPORATION,
                                   AS TENANT,







                                    Premises:



                              555 White Plains Road
                            Tarrytown, New York 10591






                                  Prepared By:


                                The Law Office of
                             STEVEN C. HIRSCH, ESQ.
                               595 Stewart Avenue
                                    Suite 800
                           Garden City, New York 11530
                                 (516) 227-1117

         THIS FIRST AMENDMENT TO LEASE, made as of the 20th day of September, 1996, between RECKSON OPERATING PARTNERSHIP, LP, having an office at 660 White Plains Road, Tarrytown, New York 10591, hereinafter called the "Owner" and ADVANCED HEALTH CORPORATION, having an office at 660 White Plains Road, Tarrytown, New York 10591 hereinafter referred to as the "Tenant."


                              W I T N E S S E T H:

         WHEREAS, Owner, is the fee simple owner of the building commonly known as and located at 560 White Plains Road, Tarrytown, New York 10591 (the "560 Building");

         WHEREAS, Owner's predecessor-in-interest entered into that certain lease dated January 14, 1992, with Integrated Systems Solutions Corporation ("ISSC"), as Tenant (the "Prime Lease") for the Second, Third, and Fourth floors of the 560 Building for a term which exprires on March 31, 1997, which Prime Lease was thereafter assigned to and assumed by International Business Machines Corporation ("IBM") pursuant to a certain Assignment, Assumption and Release Agreement dated January 1, 1994;

         WHEREAS, IBM entered into that certain sublease dated June 2, 1994, with American Software, USA, Inc. ("American") as subleasee, for a portion of the Second (2nd) Floor of the 560 Building consisting of Six Thousand, Five Hundred and Nine (6,509) rentable square feet more particularly described therein (the "American Premises") for a period commencing on July 1, 1994 and ending on March 30, 1997 (the "American Sublease");

         WHEREAS, American entered into that certain sublease dated October 31, 1995 with Tenant for the American Premises for a period commencing on November 1, 1995 and ending on March 29, 1997 (the "American/Advanced Sublease");

         WHEREAS, IBM entered into that certain sublease dated January 14, 1994, with Industri-Matematik North American Operations, Inc. ("IMI"), for a portion of the Second (2nd) Floor of the 560 Building consisting of Five Thousand, Five Hundred and Seventy-One (5,571) rentable square feet (the "IMI Premises") for a period commencing on April 1, 1994 and ending on March 30, 1997 (the "IMI Sublease");

         WHEREAS, IMI entered into that certain sublease dated July 1, 1996 with Tenant for the IMI Premises for a period ending on March 30, 1997 (the "IMI/Advanced Sublease");

         WHEREAS, IBM entered into that certain sublease dated August 1, 1993, with Physicians OnLine, Inc., ("POL") as sublessee, for a portion of the Second
(2nd) Floor of the 560 Building consisting of Four Thousand, Eight Hundred (4,800) rentable square feet more particularly described therein (the "POL Premises") for a period commencing on August 8, 1993 and ending on March 30, 1997 (the "POL Sublease");

        WHEREAS, Tenant, presently occupies the POL Premises pursuant to a written sublease with POL;

         WHEREAS,   Tenant,  by  reason  of  the   American/Advanced   Sublease,
IMI/Advanced Sublease and the POL Sublease, presently occupies Sixteen Thousand, Eight Hundred and Eighty (16,880) rentable

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square feet in the 560 Building (the "560 Premises") until March 30, 1997;

         WHEREAS, Owner's predecessor-in-interest entered into that certain Lease dated November 30, 1995 with Tenant for the entire Second (2nd) Floor of the 560 Building consisting of Twenty-Six Thousand, Three Hundred and Two (26,302) rentable square feet for the period commencing on April 1, 1997 and ending March 31, 2002 (the "Lease");

         WHEREAS, Owner, is also the fee simple owner of the building commonly known as and located at 555 White Plains Road, Tarrytown, New York 10591 (the "555 Building");

         WHEREAS Tenant is desirous of relocating its business to the 555 Building and Owner has agreed to lease to Tenant a portion of the Fifth (5th) Floor of the 555 Building consisting of Twenty-Six Thousand, Three Hundred and Two (26,302) rentable square feet (the "555 Premises") within which to operate its business on substantially the same terms and conditions as contained in the Lease;

         NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, Owner and Tenant stipulate, covenant and agree as follows:

                           ARTICLE-1 LEASE AMENDMENTS

         SECTION 1.01. Effective as of the Commencement Date (as hereinafter defined), the Lease, is hereby modified as follows:

         A.       The term "Demised Premises" is hereby amended as follows:

                  "Demised Premises" shall mean that portion of the Fifth (5th) Floor in the building commonly known as and located at 555 White Plains Road, Tarrytown, New York 10591 (the "Building") comprising approximately Twenty-Six Thousand, Three Hundred and Two (26,302) rentable square feet as delineated on the floor plan(s) attached to this First Amendment of Lease as Exhibit "A-1".

         B. The third paragraph in Section 2 entitled "Taxes" on page 4 of the Lease is hereby deleted and a new third paragraph is hereby substituted in its place as follows:

                  "Tenant agrees to pay Owner, throughout the term of this Lease, as additional rental, a sum equal to 21.72% percent ("Tenant's Proportionate Share") of the amount by which the Impositions levied against the Property in each fiscal tax year (or, in the event this Lease shall expire on other than December 31, the applicable portion thereof) exceeds the Base Impositions."

         C. Section 5 entitled "Commencement Date, Rent Commencement Date; Rent" of the Lease is hereby deleted and a new Section 5 is hereby substituted in its place as follows:

                  "The Lease shall commence on the Commencement Date (as hereinafter defined) and shall end on the last day of the Sixty-Fifth
         (65th) month from the Commencement Date (the "Expiration Date").

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         (a) Tenant  shall pay to Owner,  or to such  other  person as Owner may from time to time designate, at Owner's address specified above, fixed rent, over and above the other and additional payments to be made by Tenant as herein provided, as follows:

                  (i) during and in respect of the period from the Commencement Date to the end of the Fourth (4th) month from the Commencement Date (both dates inclusive) the sum of Eighty-Two Thousand, Nine Hundred and Ninety-Two and 00/100 ($82,992.00) Dollars payable in equal monthly installments of Twenty Thousand, Seven Hundred and Forty Eight and 00/100 ($20,748.00) Dollars;

                  (ii) during and in respect of the Fifth (5th) month from the Commencement Date the Sum of Twenty-One Thousand, Four Hundred and Fifty-Two and 00/100 ($21,452.00) Dollars payable in one monthly installment;

                  (iii) during and in respect of the period from the Sixth (6th) month from the Commencement Date to the end of the Seventeenth (17th) month from the Commencement Date (both dates inclusive) the sum of Four Hundred and One Thousand, One Hundred and Six and 00/100 ($401,106) Dollars payable in equal monthly installments of Thirty-Three Thousand, Four Hundred and Twenty-Five and 00/100 ($33,425.00) Dollars;

                  (iv) during and in respect of the period  from the  Eighteenth
         (18th) month from the Commencement  Date to the end of the Twenty-Ninth
         (29th) month from the Commencement Date (both dates inclusive) the sum of Four Hundred and Eighty Thousand, and Twelve and 00/100 ($480,012.00) Dollars payable in equal monthly installments of Forty Thousand and One and 00/100 ($40,001.00) Dollars;

                  (v) during and in  respect  of the period  from the  Thirtieth
         (30th) month from the  Commencement  Date to the end of the Forty-First
         (41st) month from the Commencement Date (both dates inclusive) the sum of Five Hundred and Forty-Five Thousand, Seven Hundred and Seventy-Two and 00/100 ($545,772.00) Dollars payable in equal monthly installments of Forty-Five Thousand, Four Hundred and Eighty-One and 00/100 ($45,481.00) Dollars;


                  (vi) during and in respect of the period from the Forty-Second
         (42nd) month from the  Commencement  Date to the end of the Fifty-Third
         (53rd) month from the Commencement Date (both dates inclusive) the sum of Six Hundred and Twenty-Four Thousand, Six Hundred and Seventy-Two and 00/100 ($624,672.00) Dollars payable in equal monthly installments of Fifty-Two Thousand and Fifty-Six and 00/100 ($52,056.00) Dollars; and

                  (vii) during and in respect of the period from the Fifty Fourth (54th) month from the Commencement Date to the Expiration Date (both dates inclusive) the sum of Six Hundred and Thirty-Seven Thousand, Eight Hundred and Twenty-Four and 00/100 ($637,824.00) Dollars payable in equal monthly installments of Fifty-Three Thousand, One Hundred and Fifty-Two and 00/100 ($53,152.00) Dollars.

                  (b) Notwithstanding the foregoing, Owner represents that on or before December 1, 1996, there will be a food service/cafeteria located and operating in the 555 Building. In the event that the food service/cafeteria is not operating by December 1, 1996, then in such event, Owner represents that it will provide an interim food service in the 555 Building until the food service/cafeteria is operating in the 555 Building. Lessor further represents that the landscaping around the 555 Building will be substantially complete on or before March 1, 1997.

                  (c) (i) If Owner is unable to give possession of the 555 Premises on the date of the commencement of the term, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the 555 Premises are being constructed or built-out by Owner in accordance with the provisions of this First Amendment to Lease, because such construction or build-out has not been sufficiently completed to make the 555 Premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the Lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the duration of Term, but the term hereof shall not be deemed to have commenced (provided Tenant is not responsible for Owner's inability to obtain or deliver possession) until after Owner shall have given Tenant at least Twenty (20) days prior written notice that the 555 Premises are substantially ready for Tenant's occupancy and the term of this Lease shall commence on a date which shall be the earlier of: (a) the date that the 555 Premises are substantially complete and a certificate of occupancy or temporary certificate or occupancy shall have been issued (but not necessarily actually received by Owner) respecting the 555 Premises, or (b) the day Tenant shall occupy or take possession of any portion of the 555 Premises (the "Commencement Date").

                  (ii) If permission is given to Tenant to enter into the possession of the 555 Premises or to occupy premises other than the 555 Premises prior to the date specified as the commencement of this Lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, except as to the covenant to pay fixed rent.


                  (d) The provisions of Section 5(b) of this Rider to Lease are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law."

         D. Section 19 entitled "Owner's Allowance for Work, Owner's Work" of the Lease is hereby deleted and a new Section 19 is hereby substituted in its place as follows:

                  "A. Owner and Tenant agree that Tenant will take the 555 Premises on the Commencement Date of the term in "AS IS" condition. Notwithstanding the foregoing, prior to the commencement of the initial term of this Lease, Owner shall retain Reckson Construction Group, Inc., at its sole cost and expense, to act as general contractor with respect to the design and build-out of the 555 Premises (the "Work") and, in such capacity, shall perform the Work in accordance with the plans and specifications annexed hereto as EXHIBIT "B" (the "Plans"), which Plans Owner and Tenant have both approved.

                  B. Owner shall use diligence to complete the Work so as to have the 555 Premises ready for occupancy on or before November 1, 1996. However, Owner's agreement to complete this Work shall not require it to incur overtime costs and expenses and shall be subject to any delays due to acts of God, governmental restrictions or guidelines, strikes, labor disturbances, shortages of materials and supplies and for any other causes or events whatsoever beyond Owner's reasonable control. Owner has not made, and makes, no representations as to the date when the 555 Premises will be ready for Tenant's occupancy, and notwithstanding any date specified elsewhere in this First Amendment to Lease as the commencement date it is understood that the same is merely an estimate.

                  C. Tenant  shall submit to Owner,  on or before the  thirtieth
         (30th) day following notice of substantial completion of the Work, a punch list setting forth such details provided for in the Plans as remain to be completed and, except as noted therein, Tenant shall be deemed to have accepted the Work as of the date of substantial completion, except for those items which are considered to be seasonal in nature. Owner agrees to complete all punch list items within Thirty
         (30) days, subject however to Unavoidable Delays and items which are considered to be seasonal in nature.

                  D. Owner shall act as general contractor, or retain a general contractor, with respect to the build-out of the 555 Premises and, in such capacity, shall perform the Work at its sole cost and expense. Owner and Tenant have agreed upon the Plans for all Work to be completed which shall encompass the scope and time-frame with respect to such Work and which shall indicate the estimated Cost thereof (the "Cost Estimate"). Any material increase in the scope of Work to be performed by Owner beyond that contained in the Plans ("Extra Work") shall be approved as follows: (i) a written request for any such Extra Work (including any and all change orders) defining the scope of such Extra Work plus any possible time delay and containing an "Extra Work Cost Estimate" shall be prepared by Owner for review and acceptance by Tenant; and (ii) upon execution by Tenant of such written request of Owner, Owner shall pursue completion of the Extra Work stipulated therein at Tenant's sole cost and Expense. Tenant shall pay to Owner the cost of the Extra Work upon the commencement of such Extra Work. As used in this section, the term "material" shall mean any increase in the scope of the Work, which cost, in the aggregate, in excess of the Three Thousand and 00/100 ($3,000.00) Dollars, inclusive of the installation of telephone, data, and computer lines and cabling in that portion of the 555 Premises in excess of Sixteen Thousand, Eight Hundred and Eighty (16,880) rentable square feet.

                  E. To the extent (i) Owner (which term as used herein may be deemed to mean Owner and/or Owner's affiliated or non-affiliated general contractor) may be or is required to or actually does perform Extra Work as provided for herein above, and/or (ii) Owner performs other build-out or similar work or alterations to the 555 Premises of any kind or any other demolition, renovation or construction on Tenant's behalf during the term of this Lease, pursuant to Section 4 of this Lease and otherwise, the "Cost", as such term is used in connection herewith, shall mean that Owner will perform all such services on a "cost plus" basis, whereby Cost shall include, but not be limited to, the cost of sub-contractors, material, equipment rental, transportation and delivery items, permits, fees, taxes, insurance's, debris removal, demolition, safety protection, labor, purchasing, expediting and material handling, and shall also include a contingency, based on the complexity of the work to be performed, of up to five percent (5%) of the total of all such items otherwise included within such definition. In addition, Cost shall include Owner's fee for acting as general contractor which shall be equal to Fifteen percent (15%) of the total Cost otherwise determined; provided however, that with respect to decorating only, such fee shall be applicable to labor and service items such as decorator fees and costs of installation and other labor but shall not be applicable to the cost of furniture, and similar items otherwise included therein.

                  F. In addition to the Work provided for on EXHIBIT B attached hereto, Owner agrees, at its sole cost and expense, to: (i) relocate Tenant, including, but not limited to all its existing furniture, files and equipment, from the 560 Premises to the 555 Premises; (ii) dismantling and set-up of all Tenant's existing work cubes located at the 560 Premises to the 555 Premises; (iii) to remove from the 560 Premises and install in the 555 Premises all of tenant's existing telephone, data and computer lines and cabling; (iv) prepare and install all of Tenant's signs, including internal building directory, floor directional and entrance door signs; and (v) reimburse Tenant for the cost of printing new stationary, business cards, announcements and the postage for such announcements to reflect its relocation to the 555 Premises."

         E. Section 28 entitled "Additional Premises," Section 29 entitled "Tenant's Right to Give Back Space," and Exhibit "C" of the Lease are all hereby deleted in there entirety and shall be of no further force and effect.

         F. Subparagraph (f) of Section 30 entitled "Miscellaneous" of the Lease is hereby deleted and a new subparagraph (f) is hereby substituted in its place as follows:

                  "(f) Tenant's Proportionate Share for the 555 Premises is Twenty-One and Seventy-Two Hundreths (21.72%) Percent, which is the ratio that the Twenty-Six Thousand, Three Hundred and Two (26,302) square feet of rentable area comprising the 555 Premises bears to the One Hundred and Twenty-One Thousand, (121,000) square feet of rentable area in the Building."

         Section 1.02. Effective as of the Commencement Date, Owner agrees that Tenant shall have no obligation to repay the Thirteen Thousand, Five Hundred and Seventy and 00/100 ($13,570.00) Dollars of the Interim Allowance used by Tenant in connection with American Premises. In consideration of the foregoing, Tenant hereby waives, as of the date hereof, its right to draw down the Sixteen Thousand, Four Hundred and Thirty and 00/100 ($16,430.00) Dollars remaining on the Interim Allowance in connection with the IMI Premises as provided in the IMI/Advanced Sublease.

         Section 1.03. In the event that Owner is unable to deliver the 555 Premises, on or before March 1, 1997, subject however to Unavoidable Delays, then in such event, Owner agrees that it will be obligated to perform the Work (as that term is defined in Section 19 of the Lease) in the 560 Premises in accordance with and pursuant to the provisions of the Section 19 of the Lease. Notwithstanding, the foregoing, Tenant agrees to vacate and surrender the 560 Premises in accordance with the provisions hereof and to occupy the 555 Premises upon substantial completion of same. Owner's obligation to perform the Work in the 560 Premises shall in no way be construed as a release of Owner's obligation to perform the Work (as that term is defined in this First Amendment to Lease) in the 555 Premises, except as otherwise specifically provided for in Section
1.04. Of this First Amendment to Lease.

         Section 1.04. Tenant acknowledges that Owner has entered into a lease with Ciba-Geigy ("Ciba") to occupy the 560 Premises as of the Commencement Date hereof. Notwithstanding the foregoing, Tenant further acknowledges that Ciba has the right to cancel its lease with Owner for the 560 Premises in the event that Owner can not deliver possession thereof by December 31, 1996. In the event

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that  Ciba  exercises  its  right to cancel  its  lease  with  Owner for the 560 premises prior to substantial completion of the 555 Premises, then in such event, Owner shall have the right, upon five (5) days written notice to Tenant, to cancel this First Amendment to Lease, provided that Owner shall have notified Tenant of same within ten (10) days after Owner's receipt of the notice of cancellation from Ciba. In the event that Owner shall exercise its right to cancel this First Amendment to Lease, then in such event this First Amendment to Lease shall become null and void and of no further force and effect upon the expiration of said five (5) day period and the Lease will continue in full force and effect, without amendment, on its then executory terms with respect to the 560 Premises.

         ARTICLE -2 GUARANTEED ADDITIONAL TSS SPACE, RIGHT OF FIRST OFFER

         SECTION 2.01.A. Lessee acknowledges that the Eight Thousand, Eight Hundred and Twenty-Eight (8,828) rentable square feet on the Fifth (5th) floor of the 555 Building immediately adjacent to the 555 Premises (the "Guaranteed Additional TSS Space") will be occupied by Technology Service Solutions ("TSS") for period of two (2) years pursuant to a written lease with Owner (the "TSS Lease"). Lessee further acknowledges that from and after the first (1st) anniversary of the commencement of the TSS Lease, TSS has the right, on sixty
(60) days notice to Owner, to cancel the TSS Lease and surrender the Guaranteed Additional TSS Space prior to the expiration of the two (2) year term (the "TSS Cancellation Notice"). Owner, agrees that within thirty (30) days after receipt of TSS Cancellation Notice, or six (6) months prior to the expiration of the TSS Lease, in the event TSS does not exercise its right to early termination, it shall give Tenant notice of (the "Guaranteed Additional TSS Space Notice"), and a one time right to, at Tenant's option, expand the 555 Premises herein to include all of the Guaranteed Additional TSS Space with occupancy to commence on the Guaranteed Additional TSS Space Commencement Date (as hereinafter defined) and to end on the Expiration Date originally provided for herein (the "Guaranteed Additional TSS Space Term").

         B. Tenant shall, within Thirty (30) days after receipt of Guaranteed Additional TSS Space Notice, notify Owner of its intention to lease the Guaranteed Additional TSS Space (time being of the essence with respect thereto). Tenant's failure to notify Owner within the Thirty (30) day period shall be deemed a waiver of the right to hire the Guaranteed Additional TSS Space. In the event that Tenant shall elect to hire the Guaranteed Additional TSS Space, same shall be deemed added to and a part of the 555 Premises, with the same force and effect as if originally so demised under the Lease as of the Guaranteed Additional TSS Space Commencement Date.

         C. As used herein the "Guaranteed Additional TSS Space Commencement Date" shall be the date which is the sooner of: (1) six (6) months from the date that TSS vacates and surrenders the Guaranteed Additional TSS Space, or (2) the date on which the Guaranteed Additional TSS Work Space (as hereinafter defined) is substantially complete.

         D. Tenant shall have the right to inspect the Guaranteed Additional TSS Space prior to exercising its rights herein, Tenant agrees to accept the Guaranteed Additional TSS Space in its "AS IS" state and condition on the Guaranteed Additional TSS Space Commencement Date, except that Owner shall provide Tenant with a Guaranteed Additional TSS Space Alteration Allowance (as hereinafter defined) and perform the work and build-out of the Guaranteed Additional TSS Space (the "Guaranteed Additional TSS Space Work"). As used herein the Guaranteed Additional TSS Space Alteration Allowance shall be determined by multiplying the product of (i) Eight Thousand, Eight Hundred and Twenty-Eight (8,828) and the amount, on a square footage basis, of the cost to perform the Work in the 555 Premises (inclusive of all

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architectural,  and  engineering  fees) plus One and 50/100 ($1.50)  Dollars per square foot by (ii) a fraction, the numerator of which is the number of months remaining on the Term originally provided for herein and the denominator of which is the total number of months of Term originally provided for herein.

         E. Any notice of election to exercise the right to expand the 555 Premises to include the Guaranteed Additional TSS Space as herein provided must be in writing and sent to Owner as provided for in the Lease. Neither the right granted to Tenant in this section to expand the 555 Premises to include the Guaranteed Additional TSS Space, nor the exercise of such right by Tenant, shall prevent Owner from exercising any option or right granted or reserved to Owner in this Lease to terminate this Lease, and the effective exercise of any such right of termination by Owner shall terminate any such expansion of Tenant to the Guaranteed Additional TSS Space, whether or not Tenant shall have exercised any such right to expand the 555 Premises to include the Guaranteed Additional TSS Space. Any such option or right on the part of Owner to terminate this Lease pursuant to the provisions hereof shall apply to the Guaranteed Additional TSS Space.

         F. All of the terms, covenants and conditions of this Lease applicable to the 555 Premises as originally constituted shall be applicable to the 555 Premises including the Guaranteed Additional TSS Space, except that: (1) the annual fixed rent provided for in Section 5 of the Rider to Lease shall be increased by the product of (i) ninety-five (95%) percent of the fair market value of the Guaranteed Additional TSS Space as determined in accordance with this Article 2 and (ii) the rentable square footage of the Guaranteed Additional TSS Space; and (2) Tenant's Proportionate share shall be increased by the amount of the Guaranteed Additional TSS Space.

         G. If Tenant shall effectively exercise its right to hire the Guaranteed Additional TSS Space, Owner and Tenant, upon demand of either, shall execute and deliver to each other duplicate originals of an instrument, duly acknowledged, setting forth (i) that the 555 Premises have been expanded to include the Guaranteed Additional TSS Space, (ii) the amount of such Guaranteed Additional TSS Space, (iii) the annual fixed rent payable during the Term and
(iv) that such Guaranteed Additional TSS Space is upon and subject to all of the terms, covenants, conditions and limitations contained herein.

         H. The right of Tenant to hire the Guaranteed Additional TSS Space as provided for herein is conditioned in all respects upon Tenant's not being in default in the observance or performance of any material term, covenant, condition or agreement of Tenant's part to be observed or performed under this Lease both at the time the notice of exercise is given and immediately prior to Guaranteed Additional Space TSS Commencement Date. Any termination, cancellation or surrender of this Lease shall terminate Tenant's right to hire the Guaranteed Additional TSS Space.


         SECTION 2.02.A. In the event that Tenant shall fail to exercise its right to the Guaranteed Additional TSS Space, Owner, agrees that thereafter, and prior to offering for lease the balance of the Eight Thousand, Eight Hundred and Twenty-Eight (8,828) rentable square feet on the Fifth (5th) floor of the 555 Building (the "Optional Additional Space"), it shall give Tenant notice of and the right to , at its option, expand the 555 Premises to include the Optional Additional Space with occupancy to commence on the Optional Additional Space Commencement Date (as hereinafter defined) and to end on the Expiration Date originally provided for herein (the "Optional Additional Space Term").

         B. Tenant shall, within Thirty (30) days after receipt of the notice from Owner that the Optional Additional Space will become available for hire, notify Owner of its intention to lease the Optional

Additional Space (time being of the essence with respect thereto). Tenant's failure to notify Owner within the Thirty (30) day period shall be deemed a waiver of the right to hire the Optional Additional Space. In the event that Tenant shall elect to hire the Optional Additional Space, same shall be deemed added to and a part of the 555 Premises, with the same force and effect as if originally so demised under the Lease as of the Optional Additional Space Commencement Date.

         C. Tenant shall have the right to inspect the Additional Space prior to exercising its rights herein. Tenant agrees to accept the Optional Additional Space in its "AS IS" state and condition on the Option Additional Space Commencement Date, except that Owner shall provide Tenant with an Optional Additional Space Alteration Allowance equal to the allowance that Owner is giving to renewing, non-equity tenants for comparable space in the Building on the date of the commencement of the Optional Additional Space Term with a term equal to the Optional Additional Space Term and otherwise containing the same quality of construction and appearance to that of the 555 Premises, as determined by agreement between Owner and Tenant.

         D. As used herein the "Optional Additional Space Commencement Date" shall be sooner of: (i) the date specified in Owner's notice; (ii) or the date on which Tenant occupies all or part of the Optional Additional Space.

         SECTION 2.03. Any notice of election to exercise the right to expand the 555 Premises as hereinbefore provided must be in writing and sent to Owner as provided in the Lease. In addition, if prior to the exercise of the right to expand the 555 Premises, Tenants herein named shall have assigned this Lease, no notice by the then Tenant of election to exercise an option to expand shall be valid unless joined in or consented to in writing by Tenant herein named (which consent, in order for the exercise of such right to be effective, shall be delivered to Owner at or prior to the time of the exercise of the right as to which consent of Tenant herein named had been given). Neither the right granted to Tenant in this Article to expand the 555 Premises, nor the exercise of such right by Tenant, shall prevent Owner from exercising any option or right granted or reserved to Owner in this Lease to terminate this Lease, and the effective exercise of any such right of termination by Owner shall terminate any such right of Tenant to the Optional Additional Space, whether or not Tenant shall have exercised any such right to expand the 555 Premises to the include the Optional Additional Space. Any such option or right on the part of Owner to terminate this Lease pursuant to the provisions hereof shall apply to the Optional Additional Space.

         SECTION 2.04.A All of the terms, covenants and conditions of this Lease applicable to the 555 Premises as originally constituted shall be applicable to the 555 Premises including the Additional Space, except that the annual Fixed Rent provided for in Article 5 of the Rider to Lease shall be increased by the product of the fair market rent as determined in Section 2.05. hereof and the gross square footage of the Optional Additional Space, and Tenant agrees to pay such amount from and after the Optional Additional Space Commencement Date.

         B. During and in respect of the Term hereof, Tenant's Proportionate Share shall be increased by the gross square footage of all Additional Space that Tenant occupies in the Building.

         SECTION 2.05.A. During the Optional Additional Space Term, Tenant shall pay to Owner annual Fixed Rent, at the same times and in the same manner as in the Term originally provided for, at the annual rate equal to ninety-five (95%) percent of the annual fair rental value of the Optional Additional Space (without deduction for the cash value of free rent and leasehold improvements), which renewing, non-equity tenants are then receiving in connection with a lease for comparable space in a building of the same age, quality, size, location, services, amenities, quality of construction and appearance to that of the Building on the date of the commencement of the Optional Additional Space Term with a term equal to the Optional Additional Space Term and otherwise containing the same provisions as this Lease contains, as determined by agreement between Owner and Tenant. If, prior to the commencement of the Optional Additional Space Term, Owner and Tenant are unable to agree on the amount of the annual Fixed Rent during the Optional Additional Space Term, then in such event, the determination of such annual fair rental value shall be made by arbitration pursuant to the provisions of Section 2.05.B. hereof. If the Optional Additional Space Term, shall commence prior to determination of the amount of annual Fixed Rent payable during the Optional Additional Space Term, either by agreement or by decision of the arbitrators, Tenant, in the meantime, shall pay the monthly installments of Fixed Rent at the annual rate payable under this Lease for the year ending on the Optional Additional Space Commencement Date. If monthly installments of the amount agreed upon by Owner and Tenant, or found by the arbitrators, shall be greater than such amount, then Tenant, forthwith after such agreement or arbitrators' decision, shall pay to Owner, for the period from the Optional
Additional Space Commencement Date to the last day of the calendar month in which the agreement or the arbitrators' decision takes effect, the difference between the monthly installments actually paid and the monthly installments which should have been paid in accordance with such agreement or arbitrator's decision; and, thereafter, Tenant shall pay the monthly installments at the new rate. In no event shall the annual Fixed Rent during the Optional Additional Space Term be less than the annual Fixed Rent payable immediately prior to the Optional Additional Space Term.

         B.(1) In the event that Owner and Tenant are unable to agree on the amount of the annual Fixed Rent during the Optional Additional Space Term, then either Owner or Tenant (hereinafter referred to as the "Initiating Party") may give the other party (hereinafter called the "Responding Party") a notice designating the name and address of the arbitrator designated by the Initiating Party to act on its behalf in the arbitration process hereinafter described (the "Review Notice").

         (2) If the Initiating  Party gives a Review Notice,  then within twenty
(20) days after giving such Review Notice, the Responding Party shall give notice to Initiating Party specifying in such notice the name and address of the arbitrator designated by the Responding Party to act on its behalf. In the event the Responding Party shall fail to give such notice within such twenty (20) day period, then the appointment of such arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where two arbitrators are appointed hereunder and the parties are unable to agree to such appointment. The two arbitrators so chosen shall meet within thirty (30) days after the second arbitrator is appointed and shall exchange sealed envelopes each containing such arbitrators written determination of the fair market rent of the Optional Additional Space based on the criteria set forth in Section 2.05.A. The fair market rent specified by Owner's arbitrator shall be called the "Owner's Submitted Value" and the fair market rent specified by Tenant's arbitrator shall be called the "Tenant's Submitted Value". Copies of such written determinations shall promptly be sent to both Owner and Tenant. Any failure of either such arbitrator to meet and exchange such determinations shall be acceptance of the other party's arbitrator's determination as to fair market rent, if, and only if, such failure persists for five (5) days after notice to whom such arbitrator is acting, and, provided that such five (5) day period shall be extended by reason of any Unavoidable Delay. If the higher determination of the fair market rent for the Additional Space is not more than one hundred and five (105%) percent of the lower determination of the fair market rent, then the fair market rent for such space shall be deemed to be the average of the two determinations. If however, the higher determination is more than one hundred and five (105%) percent of the lower determination, then within ten (10) days of the date the arbitrators submitted their respective fair market rent determinations, the two arbitrators shall appoint a third arbitrator. In the event of their being unable to agree upon such appointment within ten (10) days after the exchange of the sealed envelopes, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of ten (10) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such an appointment by the American Arbitration Association (or any successor organization) in accordance with its rules then prevailing or if the American Arbitration Association (or any successor organization) shall fail to appoint said third arbitrator within fifteen (15) days after such request is made, then either party may apply for such appointment, on notice to the other, to the President of the Westchester County Bar Association (who may consult with the Chairman of the Real Property Law Committee of the Westchester County Bar Association). Within ten (10) days after the appointment of such third arbitrator, the Owner's arbitrator shall submit Owner's Submitted Value to such third arbitrator and the Tenant's arbitrator shall submit Tenant's Submitted Value to such third arbitrator. Such third arbitrator shall within thirty (30) days after the end of such fifteen
(15) day period, make his own determination of the fair market rent of the Additional Space using the criteria set forth in Section 2.04.A, hereof, and send copies of his determination promptly to both Owner and Tenant specifying whether Owner's Submitted Value or Tenant's Submitted Value was closer to the determination by such third arbitrator of the fair market rent of the Optional Additional Space. Whichever of Owner's Submitted Value or Tenant's Submitted Value shall be closer to the determination by such third arbitrator shall conclusively be deemed to be the fair market rent of the Optional Additional Space.

         (3) In no event shall the arbitrator enlarge upon, or alter or amend, this Lease or Owner's or Tenant's rights as provided in this Lease, it being understood that the sole issue for determination by the arbitrators shall be the single issue of fact of the annual fair rental value of the Optional Additional Space as provided in paragraph A of this Section 2.05

         (4) Except as otherwise provided in the following sentence, the fees and expenses of an arbitration proceeding shall by borne by the parties equally. The fees of respective counsel engaged by the parties the fees and expenses of expert witnesses and other witnesses called and the cost of transcripts shall be borne by the parties engaging such counsel or calling such witness or ordering such transcripts.

         SECTION 2.06. If Tenant shall effectively exercise its rights to hire the Optional Additional Space, Owner and Tenant, upon demand of either, shall execute and deliver to each other duplicate originals of an instrument, duly acknowledged, setting forth (i) that the 555 Premises have been expanded to include the Optional Additional Space (ii) the amount of such Optional Additional Space,(iii) the annual Fixed Rent payable during the Term, (iv) that such Optional Additional Space is upon and subject to all of the terms, covenants, conditions and limitations contained herein, and (v) Tenant's Proportionate Share as increased by the Optional Additional Space.

         SECTION 2.07. The right of Tenant to hire the Optional Additional Space as provided herein is conditioned in all respects upon there being no event of default in the observance or performance of any material term, covenant, condition or agreement on Tenant's part to be observed or performed under this Lease both at the time the notice of exercise is given and immediately prior to Optional Additional Space Commencement Date. Any termination, cancellation or surrender of this Lease shall terminate Tenant's right to hire the Optional Additional Space.

                             ARTICLE -3 RENEWAL TERM

         SECTION 3.01. A. Tenant shall have the right, at its option, to extend this lease for one (1) five (5) year term ("Renewal Term") commencing on the Expiration Date originally provided for herein and to end at noon on the fifth anniversary of such Expiration Date originally provided for herein, by giving Owner notice of such election at anytime but not less than nine (9) months prior to the Expiration Date originally provided for herein (time being of the essence with respect thereto), and upon the giving of such notice this Lease thereupon shall be automatically extended for each such Renewal Term with the same force and effect as if such Renewal Term had been originally included in the Term, without the execution of any further instrument.

         B. Any notice of election to exercise the option to extend as hereinbefore provided must be in writing and set to Owner as provided for in the Lease. In addition, if prior to the exercise of the option to extend Tenant herein named shall have assigned this Lease, no notice by the then Tenant of election to exercise an option to extend shall be valid unless joined in or consented to in writing by Tenant herein named (which consent, in order for the exercise of such option to be effective, shall be delivered to Owner at or prior to the time of the exercise of the option as to which consent of Tenant herein named had been given). Neither the option granted to Tenant in this Section to extend the Term, nor the exercise of such option by Tenant, shall prevent Owner from exercising any option or right granted or reserved to Owner in this Lease to terminate this Lease, and the effective exercise of any such right of termination by Owner shall terminate any such renewal or extension and any right of Tenant to any such renewal or extension, whether or not Tenant shall have exercised any such option to extend the Term. Any such option or right on the part of Owner to terminate this Lease pursuant to the provisions of this Lease shall continue during the Renewal Term.

         C. All of the terms, covenants and conditions of this Lease shall continue in full force and effect during the Renewal Term except that (i) the fixed rent for the Renewal Term shall be equal to ninety-five (95%) percent of the fair market value of the 555 Premises (including the Guaranteed Additional TSS Space or the Optional Additional Space, as the case may be) determined in accordance with the provisions of Section 2.05 hereof (all other rent and charges payable by Tenant remaining unaffected), and (b) there shall be no further privilege of extension of this Lease beyond the Renewal Term.

         SECTION 3.02. The right of Tenant to extend the term of this Lease as provided herein is conditioned in all respects upon there being no material event of default in the observance or performance of any material term, covenant, condition or agreement on Tenant's part to be observed or performed under this Lease both at the time the notice of exercise is given and immediately prior to the Renewal Term. Any termination, cancellation or surrender of this Lease shall terminate Tenant's right to extend the term of this Lease.

          ARTICLE-4 SURRENDER OF POSSESSORY RIGHTS IN THE 560 BUILDING

         SECTION 4.01 Commencing five (5) business days after the Commencement Date, Tenant agrees to and hereby surrenders all of its right, title and interest in and to the IMI Premises, American Premises, POL Premises and the balance of the Second (2nd) Floor of the 560 Building (hereinafter collectively referred to as the "560 Premises") and agrees that Owner shall have the right to and physical possession of the 560 Premises, from and after said date.

         SECTION 4.02. Within five (5) business days after the Commencement Date, Tenant shall peaceably and quietly leave, surrender and deliver the IMI Premises, American Premises and POL Premises to Owner, together with (a) all alterations, changes, additions and improvements, which may have been made upon therein, and (b) except for Tenant's personal property, all fixtures and articles of personal property of any kind or nature which Tenant, or its predecessors-in-interest, may have installed or affixed on, in, or to the IMI Premises, American Premises and POL Premises for use in connection with the operation and maintenance of Tenant's business therein (whether or not said property be deemed to be fixtures), all of the foregoing to be surrendered broom clean and in good, substantial and sufficient repair, order and condition, reasonable use, wear and tear, and damage by fire or other casualty excepted.

         SECTION 4.03. In the event that Tenant retains possession of the IMI Premises, American Premises or POL Premises, or any part thereof, after five (5) business days from the Commencement Date, for any reason whatsoever, without the prior written approval of Owner, Tenant shall: (i) pay to Owner use and occupancy charges, at two times the then fixed rent for IMI Premises, American Premises, and/or POL Premises, as contained the IMI/Advanced Sublease, American/Advanced Sublease or the POL Sublease, respectively, as the case may be, for the time that Tenant remains in possession of thereof, (ii) pay to Owner all damages, consequential as well as direct (including fees of counsel incurred in connection therewith) sustained by reason of Tenant's retention of possession of same; and (iii) be in default under the Lease and Owner shall be entitled to all rights and remedies provided therein.

                           ARTICLE-5. NO OTHER CHANGES

         SECTION 5.01. Except as otherwise specifically provided for in this First Amendment to Lease, all other terms, covenants and conditions of the Lease, as amended, and all exhibits and schedules thereto shall remain in full force and effect, are hereby ratified, confirmed and incorporated herein by reference as though set forth fully herein at length.

         IN WITNESS WHEREOF, duly authorized representatives of the parties hereto have executed this First Amendment to Lease as of the day and year first above written.

                                      ADVANCED HEALTH CORPORATION, Tenant

                                      By: /s/ Jeffrey M. Sauerhoff
                                         ---------------------------------------
                                         Name:  Jeffrey M. Sauerhoff
                                         Title: Vice President

                                      RECKSON OPERATING PARTNERSHIP, L.P., Owner
                                      By: Reckson Realty Associates Corp.,
                                          Its General Partner

                                      By: /s/ Jon L. Halpern
                                         ---------------------------------------
                                         Name:  Jon L. Halpern
                                         Title: Executive Vice President

STATE OF NEW YORK      )
                       ) SS.:
COUNTY OF WESTCHESTER  )

   On the day of September, 1996, before me personally came______________________ , to me known, who being by me duly sworn, did depose and say that he maintains an office at 660 White Plains Road, Tarrytown, New York 10591; that he is the of Reckson Realty Associates Corp., the General Partner of RECKSON OPERATING PARTNERSHIP, L.P., the limited partnership described in and which executed the foregoing instrument; That he signed his name thereto on behalf of the limited partnership described therein by order of its board of directors of its corporate general partner.


      ------------------------------
               Notary Public

STATE OF NEW YORK      )
                       ) SS.:
COUNTY OF WESTCHESTER  )

   On the day of September, 1996, before me personally came____________________________ , to me known, who being by me duly sworn, did depose and say that he maintains an office at 560 White Plains Road, Tarrytown, New York 10591; that he is the of ADVANCED HEALTH CORPORATION, the corporation described in and which executed the foregoing instrument; That he signed his name thereto on behalf of the Corporation described therein by order of its board of directors.

      ------------------------------
               Notary Public

                   WORK SCHEDULE OF LANDLORD'S RESPONSIBILITY
                                       FOR
                                 ADVANCED HEALTH
                              555 WHITE PLAINS ROAD
                               TARRYTOWN, NEW YORK

I. PARTITIONS:

         Landlord shall furnish and install ceiling-high partitions constructed from metal studs with 5/8" sheetrock on both sides and 4" tile base, as per attached plan. The corridor and between Tenant partitions shall be sound attenuating construction, extending to under side of floor above.

II. CLOSETS:

         Landlord shall furnish closets as per attached plan. Closets will contain one (1) wood hat shelf and one (1) metal coat rod.

III. DOORS:

         Landlord shall furnish and install necessary doors as per attached plan.

IV. HARDWARE:

         Landlord shall furnish and install necessary building standard hardware such as latch sets, hinges, door stops and bucks where required. Landlord shall supply and install a combination lock on one of the entrance doors to the demised premises. Landlord shall relocate coat hooks in existing offices to the 555 premises.

V. CEILINGS:

         Existing 2'0" X 4'0" textured acoustical tile ceiling to remain. Landlord shall replace any damaged or stained ceiling tile in such a matter as to maintain the appearance of the ceiling.

VI. ELECTRICAL:

         A. Lighting

         Landlord shall supply and install in perimeter and interior working areas, recessed parabolic building standard 2' X 4" fluorescent light fixtures (except where conditions necessitate a surface mounted fixtures). Initial bulbs supplied by Landlord; all subsequent replacements by Tenant.

         B. Outlets

                  Supply and install duplex wall convenience outlets as per attached plan.

         C. Telephone

         Landlord shall, at Landlord's expense, provide all telephone wiring and relocate Tenant's telephone switch.

         D. Computer Wiring

         Landlord shall at Landlord's expense, provide wire the premises to accommodate Tenant's computer system.

         With reference to the telephone and computer wiring, Landlord's obligation shall be limited to approximately 16,800 sq. ft. of installation and not the entire 26,302 sq. ft. which Tenant is leasing as of April 1, 1997.

         E. Circuits and Service

         The building will contain sufficient electrical facilities to provide for all normal installations. The design capacity is based on a combined lighting and receptacle load of four (4) watts per square foot of office area at 208/120 volts. Three-phase 208 volt electrical service will be provided by the owner in the electrical service panel on each floor.

VII. VENETIAN BLINDS:

         Landlord shall supply and install ceiling-high venetian blinds on all exterior windows. These blinds shall be maintained by Tenant.

VIII. CARPETING:

         Landlord shall supply and install throughout the demised premises Landlord's building standard carpeting, colors to be selected from samples submitted by Landlord. Landlord shall provide and install upgraded carpeting in the areas indicated on attached plan.

IX.  WALL FINISHES

     PAINTING:

         Landlord shall paint the entire premises (excluding the acoustical ceiling) in a good workman-like manner with primer and two (2) coats of paint in colors to be selected by Tenant from building color chart consisting of fifteen
(15) colors. Tenant will be permitted five (5) of the standard colors per floor and one (1) color per room.

      WALL COVERING

         Landlord shall provide and install wall covering in areas indicated on attached plan.

X.    HEATING AND AIR CONDITIONING:

         1. This work shall comprise essentially the design and installation of duct system on each floor together with a reasonable amount of air diffusers and associated fixtures, all supplied from a central system designed to conform to the standards per performance of the best new office buildings in Suburban New York. Normal operating hours shall be 8:30 a.m. to 6:00 p.m., Monday through Friday. The type and design ceiling diffusers and return grilles shall be building standard, locations to be approved by Tenant's architects. Landlord shall give quiet enjoyment to Tenant regarding noise or vibration from any of the building's installation of mechanical equipment or systems.

         The system shall be capable of delivering 100% outside fresh air and shall never deliver less than 25% outside fresh air, but at no time will there will be less than 0.35 C.F.M. of fresh air per square foot, during periods specified and is based upon the normal design of air conditioning, where four
(4) watts of light and power/square foot is available for Tenant's use and an average occupancy of one (1) person per 100 square feet.

         The system shall capable of maintaining and shall be operated by the Landlord so as to maintain inside conditions of not more than 78 degrees Fahrenheit and 50% relative humidity when outside conditions are not more than 95 degrees Fahrenheit dry bulb and 75 degrees Fahrenheit wet bulb except that as the outside temperature conditions shall be maintained approximately as follows:


    OUTSIDE CONDITIONS                       MAXIMUM INSIDE CONDITIONS
  ----------------------                   ------------------------------
        66 - 72 db              72 (PLUS OR MINUS) 2db, 25 - 50 (plus or minus) 5RH
        72 - 80 db              74 (plus or minus) 2db, 35 - 50 (plus or minus) 5RH
        85 - 90 db              76 (plus or minus) 2db, 35 - 50 (plus or minus) 5RH
        91 - 95 db              78 (plus or minus) 2db, 35 - 50 (plus or minus) 5RH


   * With normal humidity tolerance

   The performance requirements noted above shall be maintained all year round, either by the use of varying amounts of outside air or by mechanical refrigeration.

A. The above noted performance requirements shall be based upon the following conditions of internal heat and moisture gain.

   1. One person per 100 square feet.

   2. Four watts per square foot for Tenant light and power use.

B. The system shall also be capable of maintaining a minimum temperature throughout the demised premises of 69 F when the outside temperature is 0 F.

   System  shall  be  automatically   controlled,   free  of  noticeable  noise,
vibration, or drafts and require minimum cost expenditure in fuel.

XI.   PLUMBING:

         The Landlord shall provide and install two (2) wet columns, designed to carry a cold water line, a hot water line, a sewer line and a vent line. These wet columns shall be located in the corners of the building approximately halfway between the exterior wall and the core. Wet connections and extensions of said system shall be performed by the Landlord at the Tenant's expense.

XII.  PARKING:

         The Landlord shall provide Tenant with 75 parking spaces on a non-reserved, non-exclusive basis and 13 reserved parking spaces in the under-building parking area.